Exhibit 99.1

The ONE Group Reports First Quarter 2025 Financial Results

Revenues Increased 148.4% to $211.1 Million

Benihana Same Store Sales Increased 0.7% and STK Transactions Increased 4.1%

Denver, CO – (BUSINESS WIRE) – May 7, 2025 – The ONE Group Hospitality, Inc. (“The ONE Group” or the “Company”) (Nasdaq: STKS) today reported its financial results for the first quarter ended March 30, 2025.

Highlights for the first quarter 2025 compared to the same quarter in 2024 are as follows (the prior year quarter excludes any contribution from the acquisition of Benihana Inc. which closed in May 2024):

●	Total GAAP revenues increased 148.4% to $211.1 million from $85.0 million;
●	Consolidated comparable sales* decreased 3.2%;
●	Operating income increased $11.3 million to $10.7 million from an operating loss of $0.6 million;
●	Restaurant EBITDA** increased 162.7% to $34.0 million from $12.9 million;
●	GAAP net loss available to common stockholders was $6.6 million, or $0.21 net loss per share ($0.14 adjusted net income per share)***, compared to GAAP net loss available to common stockholders of $2.1 million, or $0.07 net loss per share ($0.02 adjusted net loss per share)***
●	Adjusted EBITDA**** attributable to The ONE Group Hospitality, Inc. increased 233% to $25.2 million from $7.6 million.

“We were pleased that revenues, comparable sales and adjusted EBITDA reached or exceeded the higher end of our guided ranges. These accomplishments were driven by another quarter of sequential improvement in our comparable sales trend, positive comparable sales at our Benihana restaurants and strong positive transaction growth of 4.1% at our flagship STK brand. Notably, adjusted EBITDA grew 233% to $25.2 million, significantly exceeding our top-line growth and demonstrating our ability to increase profitability through the execution of our initiatives, tight cost management and our growing economies of scale. We are reiterating our full year guidance for 2025 and remain on track to deliver at least $20 million in acquisition synergies by 2026,” said Emanuel “Manny” Hilario, President and CEO of The ONE Group.

“In 2025, we plan to open five to seven new venues. Over the long term, we aim to balance our significant unit growth opportunities between company-owned and asset-light development, driving shareholder returns while maintaining flexibility in our balance sheet," Hilario concluded.

Restaurant Development

The Company plans to open five to seven new venues in 2025.

Date	Brand	Location	Type	Status
March 2025	Benihana	San Mateo, California	Owned	Open
April 2025	STK	Topanga, California	Owned	Open
May 2025	STK	Los Angeles, California	Owned	Under Construction (re-location)
Upcoming	Kona Grill	Seattle, Washington	Owned	Under Construction

Liquidity and Share Repurchase Program

As of March 30, 2025, we held $34.1 million in cash and short-term credit card receivables and had $33.6 million available under our revolving credit facility. Under the current conditions, our credit facility does not have any financial covenants.

In March 2024, our Board of Directors authorized a $5 million share repurchase program. During the first quarter ended March 30, 2025, the Company purchased 0.1 million shares for aggregate consideration of $0.3 million

2025 Targets

As of January 1, 2025, we will report financial information on a fiscal quarter basis using four 13-week quarters with the addition of a 53rd week when necessary. For 2025, our fiscal calendar begins on January 1, 2025 and ends on December 28, 2025 and our first quarter had 89 days.

Financial Results and Other Select Data US$s in millions	Q2 2025 Guidance June 29, 2025	2025 Guidance December 28, 2025
Total GAAP revenues	$205 to $210	$835 to $870
Consolidated comparable sales	-5.5% to -4%	-3% to 1%
Managed, license and franchise fee revenues	$3 to $4	$15 to $16
Total owned operating expenses as a percentage of owned restaurant net revenue	Approx. 83%	83.5% to 82.2%
Consolidated total G&A, excluding stock-based compensation	Approx. $11	Approx. $47
Consolidated Adjusted EBITDA*	$23 to $25	$95 to $115
Consolidated restaurant pre-opening expenses	$1.5 to $2	$7 to $8
Consolidated effective income tax rate		Approx. 7.5%
Consolidated total capital expenditures, net of allowances received by landlords		$45 to $50
Consolidated number of new system-wide venues	2 new venues	5-7 new venues

*We have not reconciled guidance for Consolidated Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure are not available without unreasonable effort.

Conference Call and Webcast

Emanuel “Manny” Hilario, President and Chief Executive Officer, and Tyler Loy, Chief Financial Officer, will host a conference call and webcast today at 4:30 PM Eastern Time.

The conference call can be accessed live over the phone by dialing 412-542-4186. A replay will be available after the call and can be accessed by dialing 412-317-6671; the passcode is 10198138. The replay will be available until Thursday, May 22, 2025.

The webcast can be accessed from the Investor Relations tab of The ONE Group’s website at www.togrp.com under “News / Events.”

About The ONE Group

The ONE Group Hospitality, Inc. (Nasdaq: STKS) is an international restaurant company that develops and operates upscale and polished casual, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos and other high-end venues both in the U.S. and internationally. The ONE Group’s focus is to be the global leader in Vibe Dining, and its primary restaurant brands and operations are:

●	STK, a modern twist on the American steakhouse concept with restaurants in major metropolitan cities in the U.S., Europe and the Middle East, featuring premium steaks, seafood and specialty cocktails in an energetic upscale atmosphere.
●	Benihana, an interactive dining destination with highly skilled chefs preparing food right in front of guests and served in an energetic atmosphere alongside fresh sushi and innovative cocktails. The Company franchises Benihanas in the U.S., Caribbean, Central America, and South America.
●	Kona Grill, a polished casual, bar-centric grill concept with restaurants in the U.S., featuring American favorites, award-winning sushi, and specialty cocktails in an upscale casual atmosphere.
●	RA Sushi, a Japanese cuisine concept that offers a fun-filled, bar-forward, upbeat, and vibrant dining atmosphere with restaurants in the U.S. anchored by creative sushi, inventive drinks, and outstanding service.
●	Salt Water Social is your gateway to the seven seas, featuring an array of signature and unique fresh seafood items, complemented by the highest quality beef dishes and elegant, delicious cocktails.
●	Samurai, an interactive dining experience located in sunny Miami, FL and soon to be in Westwood, CA, provides a distinctive dining experience where skilled personal chefs masterfully perform the ancient art of teppanyaki, anywhere from two to twenty tables, right before your eyes along with a robust selection of steak offerings.

●	ONE Hospitality, The ONE Group’s food and beverage hospitality services business develops, manages and operates premier restaurants and turnkey food and beverage services within high-end hotels and casinos currently operating venues in the U.S. and Europe.

Additional information about The ONE Group can be found at www.togrp.com.

Non-GAAP Definitions

We have evolved our definition of non-GAAP financial measures starting in Q3 2024 and Q1 2025. We use certain non-GAAP measures in analyzing operating performance and believe that the presentation of these measures provides investors and analysts with information that is beneficial to gaining an understanding of the Company's financial results. Non-GAAP disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP.

We exclude items management does not consider in the evaluation of its ongoing core operating performance from adjusted net income, adjusted net income / (loss) per share, and Adjusted EBITDA. Starting in Q3 2024, we no longer deduct pre-opening expenses from Adjusted EBITDA. Starting in Q1 2025, we are deducting Series A Preferred Stock paid in kind dividend and accretion from adjusted net income / (loss). Reconciliations of these non-GAAP measures are included under “Reconciliation of Non-GAAP Measures” in this press release.

*Comparable sales represent total U.S. food and beverage sales at owned and managed units, a non-GAAP financial measure, opened for at least a full 24-months. This measure includes total revenue from our owned and managed locations. The Company monitors sales growth at its established restaurant base in addition to growth that results from restaurant acquisitions and new restaurant openings. Refer to the reconciliation of GAAP revenue to total food and beverage sales at owned and managed units in this press release.

**We define Restaurant EBITDA as owned restaurant net revenue minus owned restaurant cost of sales and owned restaurant operating expenses before non-cash rent. Restaurant EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of Operating income to Restaurant EBITDA in this press release.

***We define adjusted net income / (loss) as net income / (loss) available to common stockholders before Series A Preferred Stock paid-in-kind dividend and accretion, transaction and exit expenses, transition and integration expenses, non-cash rent during the pre-opening period, other non-recurring costs and the income tax effect of any adjustments. Adjusted net income / (loss) has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of net (loss) / income to adjusted net income / (loss) available to common stockholders in this press release.

****We define Adjusted EBITDA as net income before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, non-cash rent expense, non-recurring gains and losses, stock-based compensation, transaction and exit costs and transition and integration expenses. Starting in Q3 2024, pre-opening expenses are no longer deducted from Adjusted EBITDA. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of Net Income to Adjusted EBITDA in this press release.

Cautionary Statement on Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including with respect to the impact of the Benihana Inc. acquisition, restaurant openings and 2025 financial targets. Forward-looking statements may be identified by the use of words such as “target,” “intend,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to: (1) our ability to integrate the new or acquired restaurants into our operations without disruptions to operations; (2) our ability to capture anticipated synergies; (3) our ability to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain employees; (4)factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (5) our ability to successfully improve performance and cost, realize the benefits of our marketing efforts and achieve improved results as we focus on developing new management and license deals; (6) changes in applicable laws or regulations; (7) the possibility that The ONE Group may be adversely affected by other economic, business, and/or competitive factors, including economic downturns; (8) the impact of actual and potential changes in immigration policies and the imposition of tariffs, including increases in food prices and inflation and potential labor shortages and any resulting negative impacts on the macro-economic environment; and (9) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed for the year ended December 31, 2024 and Quarterly Reports on Form 10-Q.

Investors are referred to the most recent reports filed with the Securities and Exchange Commission by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investors:

ICR

Michelle Michalski or Raphael Gross

(646) 277-1224

Michelle.Michalski@icrinc.com

Media:

ICR

Seth Grugle

(646) 277-1272

seth.grugle@icrinc.com

THE ONE GROUP HOSPITALITY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except earnings per share and related share information)

	For the three periods ended March 30,	For the three months ended March 31,
	2025	2024
Revenues:
Owned restaurant net revenue	$207,398	$81,508
Management, license, franchise and incentive fee revenue	3,731	3,487
Total revenues	211,129	84,995
Cost and expenses:
Owned operating expenses:
Owned restaurant cost of sales	43,120	18,714
Owned restaurant operating expenses	128,775	49,638
Total owned operating expenses	171,895	68,352
General and administrative (including stock-based compensation of $1,632 and $1,358 for the three periods ended March 30, 2025 and the three months ended March 31, 2024, respectively)	13,091	7,534
Depreciation and amortization	9,829	5,260
Transaction and exit costs	69	1,523
Transition and integration expenses	3,719	—
Pre-opening expenses	1,681	2,914
Lease termination expenses	71	—
Other expenses	45	32
Total costs and expenses	200,400	85,615
Operating income (loss)	10,729	(620)
Other expenses, net:
Interest expense, net of interest income	9,822	2,078
Total other expenses, net	9,822	2,078
Income (loss) before provision (benefit) for income taxes	907	(2,698)
Provision (benefit) for income taxes	285	(268)
Net income (loss)	622	(2,430)
Less: net loss attributable to noncontrolling interest	(353)	(361)
Net income (loss) attributable to The ONE Group Hospitality, Inc.	$975	$(2,069)
Series A Preferred Stock paid-in-kind dividend and accretion	(7,591)	—
Net loss available to common stockholders	$(6,616)	$(2,069)

Net loss per common share:
Basic	$(0.21)	$(0.07)
Diluted	$(0.21)	$(0.07)

Weighted average common shares outstanding:
Basic	31,045,156	31,306,417
Diluted	31,045,156	31,306,417

The following table sets forth certain statements of operations data as a percentage of total revenues for the periods indicated. Certain percentage amounts may not sum to total due to rounding.

	For the three periods ended March 30,	For the three months ended March 31,
	2025	2024
Revenues:
Owned restaurant net revenue	98.2%	95.9%
Management, license, franchise and incentive fee revenue	1.8%	4.1%
Total revenues	100.0%	100.0%
Cost and expenses:
Owned operating expenses:
Owned restaurant cost of sales (1)	20.8%	23.0%
Owned restaurant operating expenses (1)	62.1%	60.9%
Total owned operating expenses (1)	82.9%	83.9%
General and administrative (including stock-based compensation of 0.8% and 1.6% for the three periods ended March 30, 2025 and three months ended March 31, 2024, respectively)	6.2%	8.9%
Depreciation and amortization	4.7%	6.2%
Transaction and exit costs	—%	1.8%
Transition and integration expenses	1.8%	—%
Pre-opening expenses	0.8%	3.4%
Lease termination expenses	—%	—%
Other expenses	—%	—%
Total costs and expenses	94.9%	100.7%
Operating income (loss)	5.1%	(0.7)%
Other expenses, net:
Interest expense, net of interest income	4.7%	2.4%
Total other expenses, net	4.7%	2.4%
Income (loss) before provision (benefit) for income taxes	0.4%	(3.2)%
Provision (benefit) for income taxes	0.1%	(0.3)%
Net income (loss)	0.3%	(2.9)%
Less: net loss attributable to noncontrolling interest	(0.2)%	(0.4)%
Net income (loss) attributable to The ONE Group Hospitality, Inc.	0.5%	(2.4)%

(1)	These expenses are being shown as a percentage of owned restaurant net revenue.

THE ONE GROUP HOSPITALITY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except share information)

	March 30,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$21,421	$27,576
Credit card receivable	12,672	10,477
Restricted cash and cash equivalents	499	499
Accounts receivable	11,040	12,294
Inventory	9,853	11,318
Other current assets	7,989	6,786
Due from related parties	376	376
Total current assets	63,850	69,326

Property and equipment, net	282,371	276,120
Operating lease right-of-use assets	255,825	260,331
Goodwill	155,783	155,783
Intangibles, net	133,094	133,111
Deferred tax assets, net	54,028	54,282
Other assets	8,810	9,030
Security deposits	2,261	2,097
Total assets	$956,022	$960,080

LIABILITIES, SERIES A PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$32,392	$30,883
Accrued payroll expenses	25,270	23,897
Accrued expenses	45,292	48,339
Current portion of operating lease liabilities	14,458	15,294
Deferred gift card revenue and other	4,682	6,540
Current portion of long-term debt	6,125	6,125
Other current liabilities	318	313
Total current liabilities	128,537	131,391

Long-term debt, net of current portion, unamortized discount and debt issuance costs	328,880	328,110
Operating lease liabilities, net of current portion	289,782	293,490
Other long-term liabilities	5,687	5,758
Total liabilities	752,886	758,749

Commitments and contingencies (Note 17)

Series A preferred stock, $0.0001 par value, 160,000 shares authorized; 160,000 issued and outstanding at March 30, 2025 and December 31, 2024	165,676	158,085

Stockholders’ equity:
Common stock, $0.0001 par value, 75,000,000 shares authorized; 34,173,507 issued and 31,043,258 outstanding at March 30, 2025 and 33,994,140 issued and 31,037,843 outstanding at December 31, 2024	3	3
Preferred stock, other than Series A preferred stock, $0.0001 par value, 9,840,000 shares authorized; no shares issued and outstanding at March 30, 2025 and December 31, 2024	—	—
Treasury stock, at cost, 3,130,249 shares at March 30, 2025 and 3,019,654 shares at December 31, 2024	(18,509)	(18,202)
Additional paid-in capital	62,005	67,118
Retained earnings	—	—
Accumulated other comprehensive loss	(3,041)	(3,028)
Total stockholders’ equity	40,458	45,891
Noncontrolling interests	(2,998)	(2,645)
Total equity	37,460	43,246
Total liabilities, Series A preferred stock and equity	$956,022	$960,080

Reconciliation of Non-GAAP Measures

We prepare our financial statements in accordance with generally accepted accounting principles (GAAP). In this press release, we also make references to the following non-GAAP financial measures: total food and beverage sales at owned and managed units, Adjusted EBITDA, Restaurant Operating Profit, Restaurant EBITDA and adjusted net income / (loss).

Total food and beverage sales at owned and managed units. Total food and beverage sales at owned and managed units represents our total revenue from our owned operations as well as the revenue reported to us with respect to sales at our managed locations, where we earn management and incentive fees at these locations. We believe that this measure represents a useful internal measure of performance as it identifies total sales associated with our brands and hospitality services that we provide. Accordingly, we include this non-GAAP measure so that investors can review financial data that management uses in evaluating performance, and we believe that it will assist the investment community in assessing performance of restaurants and other services we operate, whether or not the operation is owned by us. However, because this measure is not determined in accordance with GAAP, it is susceptible to varying calculations and not all companies calculate these measures in the same manner. As a result, this measure as presented may not be directly comparable to a similarly titled measure presented by other companies. This non-GAAP measure is presented as supplemental information and not as an alternative to any GAAP measurements. The following table includes a reconciliation of our GAAP revenue to total food and beverage sales at our owned and managed units (in thousands):

	For the three periods ended March 30, 2025	For the three months ended March 31, 2024
	(unaudited)	(unaudited)
Owned restaurant net revenue (1)	$207,398	$81,508
Management, license, franchise and incentive fee revenue	3,731	3,487
GAAP revenues	$211,129	$84,995

Food and beverage sales from managed units (1)	33,803	28,104

Total food and beverage sales at owned and managed units	$241,201	$109,612

(1)Components of total food and beverage sales at owned and managed units.

The following table presents the elements of the quarterly and annual Same Store Sales measure for 2024 and 2025:

	2024 vs. 2023					2025 vs. 2024
	Q1	Q2	Q3	Q4	YTD	Q1
US STK Owned Restaurants	(6.0)%	(11.9)%	(11.4)%	(5.0)%	(8.3)%	(2.3)%
US STK Managed Restaurants	(8.6)%	(7.4)%	(10.3)%	(12.2)%	(9.5)%	(7.9)%
US STK Total Restaurants	(6.8)%	(10.6)%	(11.1)%	(6.9)%	(8.7)%	(3.6)%
Benihana Owned Restaurants		(1.0)%	(4.2)%	(0.2)%	(1.8)%	0.7%
Grill Concept Owned Restaurants	(9.7)%	(13.0)%	(17.0)%	(11.7)%	(13.2)%	(13.7)%
Combined Same Store Sales	(7.9)%	(7.0)%	(8.8)%	(4.3)%	(6.8)%	(3.2)%

Adjusted EBITDA. We define Adjusted EBITDA as net income before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, non-cash rent expense, non-recurring gains and losses, stock-based compensation, certain transactional and exit costs and transition and integration expenses. Not all the aforementioned items defining Adjusted EBITDA occur in each reporting period but have been included in our definitions of terms based on our historical activity. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP.

The following table presents a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods indicated (in thousands):

	For the three periods ended March 30,	For the three months ended March 31,
	2025	2024
Net income (loss) attributable to The ONE Group Hospitality, Inc.	$975	$(2,069)
Net loss attributable to noncontrolling interest	(353)	(361)
Net income (loss)	622	(2,430)
Interest expense, net	9,822	2,078
Provision (benefit) for income taxes	285	(268)
Depreciation and amortization	9,829	5,260
EBITDA	20,558	4,640
Stock-based compensation	1,632	1,358
Transaction and exit costs	69	1,523
Transition and integration expenses	3,719	—
Lease termination expense (1)	71	—
Non-cash rent expense (2)	(1,137)	(248)
Other expenses	45	32
Adjusted EBITDA	24,957	7,305
Adjusted EBITDA attributable to noncontrolling interest	(240)	(262)
Adjusted EBITDA attributable to The ONE Group Hospitality, Inc.	$25,197	$7,567

(1)	Lease termination expense are costs associated with closed, abandoned and disputed locations or leases.
(2)	Non-cash rent expense is included in owned restaurant operating expenses, pre-opening expenses and general and administrative expense on the consolidated statements of operations.

Restaurant Operating Profit and Restaurant EBITDA. We define Restaurant Operating Profit as owned restaurant net revenue minus owned restaurant cost of sales and owned restaurant operating expenses. We define Restaurant EBITDA as Restaurant Operating Profit minus non-cash rent.

We believe Restaurant Operating Profit and Restaurant EBITDA are an important component of financial results because: (i) they are widely used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance, and (ii) we use Restaurant Operating Profit and Restaurant EBITDA as key metrics to evaluate our restaurant financial performance compared to our competitors. We use these metrics to facilitate a comparison of our operating performance on a consistent basis from period to period, to analyze the factors and trends affecting our business and to evaluate the performance of our restaurants.

The following table presents a reconciliation of Operating income to Restaurant Operating Profit and Restaurant EBITDA for the periods indicated (in thousands):

	For the three periods ended March 30,	For the three months ended March 31,
	2025	2024
Operating income as reported	$10,729	$(620)
Management, license and incentive fee revenue	(3,731)	(3,487)
General and administrative	13,091	7,534
Depreciation and amortization	9,829	5,260
Transaction and exit costs	69	1,523
Transition and integration expenses	3,719	—
Pre-opening expenses	1,681	2,914
Lease termination expense	71	—
Other expenses	45	32
Restaurant Operating Profit	$35,503	$13,156
Restaurant Operating Profit as a percentage of owned restaurant net revenue	17.1%	16.1%
Non-Cash Rent	(1,552)	(232)
Restaurant EBITDA	$33,951	$12,924
Restaurant EBITDA as a percentage of owned restaurant net revenue	16.4%	15.9%

Restaurant Operating Profit by component is as follows (in thousands):

	For the three periods ended March 30,	For the three months ended March 31,
	2025	2024
STK restaurant operating profit (Company owned)	$10,136	$11,107
STK restaurant operating profit (Company owned) as a percentage of STK revenue (Company owned)	18.5%	21.6%
Benihana restaurant operating profit (Company owned)	$22,886	$—
Benihana restaurant operating profit (Company owned) as a percentage of Benihana revenue (Company owned)	19.8%	—
Core Grill Concepts restaurant operating profit	$2,767	$2,324
Core Grill Concepts restaurant operating profit as a percentage of Grill Concepts revenue	8.0%	8.6%
Non-core Grill Concepts restaurant operating profit	$(342)	$(263)
Non-core Grill Concepts restaurant operating profit as a percentage of Non-core revenue	(12.7)%	(8.5)%

Restaurant EBITDA by component is as follows (in thousands):
	For the three periods ended March 30,	For the three months ended March 31,
	2025	2024
STK restaurant EBITDA (Company owned)	$9,695	$10,771
STK restaurant EBITDA (Company owned) as a percentage of STK revenue (Company owned)	17.7%	21.0%
Benihana restaurant EBITDA (Company owned)	$23,171	$—
Benihana restaurant EBITDA (Company owned) as a percentage of Benihana revenue (Company owned)	20.1%	—
Core Grill Concepts restaurant EBITDA	$1,396	$2,418
Core Grill Concepts restaurant EBITDA as a percentage of Grill Concepts revenue	4.1%	8.9%
Non-core Grill Concepts restaurant EBITDA	$(367)	$(253)
Non-core Grill Concepts restaurant EBITDA as a percentage of Non-core revenue	(13.7)%	(8.1)%

Adjusted Net Income / (Loss). We define adjusted net income / (loss) as net income before Series A Preferred Stock paid-in-kind dividend and accretion, transaction and exit costs, transition and integration expenses, lease termination expenses, one-time stock-based compensation, non-recurring costs and the income tax effect of any adjustments.

We believe that adjusted net income / (loss) is an appropriate measure of operating performance, as it provides a clear picture of our operating results by eliminating certain non-cash and one-time expenses that are not reflective of the underlying business performance. Adjusted net income / (loss) is included in this press release because it is a key metric used by management, and we believe that it provides useful information facilitating performance comparisons from period to period. Adjusted net income / (loss) has limitations as an analytical tool and our calculation thereof may not be comparable to that reported by other companies; accordingly, you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

The following table presents a reconciliation of Net income (loss) available to common stockholders to adjusted net income (loss) for the periods indicated (in thousands):

	For the three periods ended March 30, 20525	For the three months ended March 31, 2024
Net (loss) income available to common stockholders (GAAP)	$(6,616)	$(2,069)
Adjustments:
Series A Preferred Stock paid-in-kind dividend and accretion	7,591	—
Transaction and exit costs	69	1,523
Transition and integration expenses	3,719	—
Lease termination expense	71	—
Other expenses	45	32
Income tax effect on adjustments(1)	(293)	(117)
Adjusted net income (loss) (non-GAAP)	$4,586	$(631)

Adjusted net income (loss) per share: Basic	$0.15	$(0.02)
Adjusted net income (loss) per share: Diluted	$0.14	$(0.02)

Shares used in computing basic income (loss) per share	31,045,156	31,306,417
Shares used in computing diluted income (loss) per share	33,194,889	31,306,417

(1)	Reflects the tax expense associated with the adjustments for the three periods ended March 30, 2025, and the three months March 31, 2024. The Company uses its estimated normalized annual tax rate.

The following table presents a reconciliation of net (loss) income available to common stockholders and adjusted net (loss) income for the periods indicated (in thousands):

	For the three months ended March 31, 2024	For the three months ended June 30, 2024	For the three months ended September 30, 2024	For the three months ended December 31, 2024
Net (loss) income available to common stockholders (GAAP)	$(2,069)	$(11,467)	$(16,015)	$(5,415)
Series A Preferred Stock paid-in-kind dividend and accretion	0	4,538	7,125	7,479
Transaction and exit costs	1,523	6,826	850	127
Transition and integration costs	0	3,794	6,274	3,613
Loss on early debt extinguishment	0	4,149	0	0
Lease termination expenses	0	0	0	1,096
Other expenses	32	0	46	46
Tax effect of Adjustments	(117)	(1,108)	(538)	(366)
Adjusted net (loss) income (non-GAAP)	$(631)	$6,732	$(2,258)	$6,580

Adjusted net (loss) income per share: Basic	($0.02)	$0.21	($0.07)	$0.21
Adjusted net (loss) income per share: Diluted	($0.02)	$0.20	($0.07)	$0.20

Shares used in computing basic (loss) income per share	31,306,417	31,424,938	31,008,275	30,850,443
Shares used in computing diluted (loss) income per share	31,306,417	33,104,542	31,008,275	33,319,450

(1)	Reflects the tax expense associated with the adjustments. The Company uses its estimated normalized annual tax rate.